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                                                                   EXHIBIT 10.75



THE SECURITIES HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO EXEMPTION FROM REGISTRATION

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                                FALSE RIVER, LLC.
                           a limited liability company
            organized under the Georgia Limited Liability Company Act


         THIS AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of the ____day of April 1998 by and among the undersigned parties to amend, restate and supersede in its entirety the original Operating Agreement of False River, LLC, dated March 17, 1998, by and among American Artists Film Corporation, Steven D. Brown and J. Eric Van Atta. Unless otherwise indicated by the context, as used herein the term "Members" refers to those of the undersigned parties at this date who are identified as initial Members in Exhibit A hereto and to other persons who hereafter became parties hereto in accordance with the terms hereof.


R E C I T A L S:

         1. FALSE RIVER, LLC (the "Company"), was formed as a Georgia limited liability company on March 17, 1998, by execution and delivery of Articles of Organization to the Secretary of State of Georgia in accordance with the provisions of the Georgia Limited Liability Company Act, as amended (the "Act").

         2. The business purpose of the Company is to produce and exploit a feature motion picture tentatively entitled FALSE RIVER (the "Film").

         3. The Members desire to organize the Company with themselves as its members and to set out the terms of their agreement with respect to the Company, its operations, and their own respective rights and interests therein.


AGREEMENT:



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         In consideration of the Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
                                    ARTICLE I

                                  OFFICES; SEAL

         1.1 Registered Office, Agent. The Company shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or without the State of Georgia.

         1.2 Principal Office. The Company shall maintain its principal office within the State of Georgia unless otherwise determined by the Board of Managers.

         1.3 Seal. The seal of the Company shall be in such form as the Board of Managers may from time to time determine. If it is inconvenient to use such a seal at any time, the signature of the Company followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Company.


                                   ARTICLE II

                            LLC SHARES AND INTERESTS

         2.1 LLC Shares. The ownership of the Company shall be divided initially into 100,000 equal shares ("Limited Liability Company Shares" or "LLC Shares"); provided, however, that the said number of LLC Shares may be increased or reduced by the Board of Managers from time to time as hereinafter provided.

         2.2 Initial Members. The names, addresses and federal tax identification numbers of the initial Members are set out in Exhibit A hereto. Each of the initial Members shall make an initial capital contribution to the Company in cash or in kind in the amount specified in Exhibit A and receive in consideration thereof the number and type of LLC Shares specified therein. The capital contributions of the initial Members shall be made from time to time upon call by the Company, but in any event not later than July 31, 1998. Exhibit A is incorporated herein by reference and made a part of this Agreement.

         2.3 Additional LLC Shares. (a) The Company by action of the Board of Managers may from time to time increase the number of LLC Shares of the Company by selling additional LLC Shares for fair value in cash or in kind to one or more persons who are already Members or to other persons who are not already Members; provided, however, that the Company may not sell LLC Shares to any person unless the person at such time (i) agrees in writing to become a party to, and to be bound as a Member by the terms and conditions of, this Agreement, and (ii) pays in full the agreed consideration for the LLC Shares. Upon receipt by the Company of the agreed original capital contribution of a Member in respect of an LLC Share, the LLC Share and


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the resulting Interest of the Member shall be fully paid and non-assessable. No
Member shall have any preemptive rights with respect to the purchase of any such additional LLC Shares.

         (b) In connection with the sale of additional LLC Shares the Board of Managers may, if it deems such action to be necessary and appropriate, at the time of the sale thereof designate certain LLC Shares as Preferred Distribution LLC Shares. Preferred Distribution LLC Shares shall be entitled to Preferred Distributions in accordance with Section 8.1 of this Agreement.

         2.4 Reduction of Shares. Except as prohibited by the Act, the Company by action of the Board of Managers may from time to time agree to repurchase the LLC Shares of a Member for fair value.

         2.5 Options. The Company may also by action of the Board of Managers grant options to such Members or non-Members as it may deem appropriate for purchase of LLC Shares upon such terms and conditions and at such option purchase price (not less than fair value of the LLC Shares on the date of grant) as the Board of Managers may deem appropriate; provided, however, that upon exercise of any such option the exercising person must satisfy the requirements of clauses (i) and (ii) in Section 2.3(a) above.

         2.6 Interests of Members. The limited liability company interest (the "Interest") of each Member at any time shall be the percentage that the number of LLC Shares owned by such Member constitutes of the aggregate number of LLC Shares at such time.

         2.7 LLC Share Certificates; Register. The Company shall issue certificates to the Members evidencing their respective ownership of LLC Shares. The certificates shall be signed by the President and Secretary and the seal of the Company shall be affixed thereto. The name, address and federal tax identification number of the Member owning the LLC Shares, the number of LLC Shares, and the date acquired shall be entered in a register maintained by the Secretary. LLC Share certificates exchanged or returned shall be canceled and retained by the Secretary.

         2.8 Voting. The holders of the shares of LLC Shares shall be entitled to one vote for each LLC Share owned of record.


                                   ARTICLE III

                                MEMBERS MEETINGS

         3.1 Annual Meeting. A meeting of Members shall be held annually. The annual meeting shall be held at such time and place and on such date as the Board of Managers shall determine from time to time and as shall be specified in the notice of the meeting.

         3.2 Special Meetings. Special meetings of the Members may be called at any time by the Board of Managers, the President or Members owning at least 50% of the LLC Shares.


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Special meetings shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

         3.3 Place. Annual or special meetings of Members may be held within or without the State of Georgia.

         3.4 Notice. Notice of annual or special Members meetings stating the place, day and hour of the meeting shall be given in writing not less than 10 nor more than 60 days before the date of the meeting, either mailed to the last known address of or personally given to each Member. Notice of any special meeting of Members shall state the purpose or purposes for which the meeting is called. Notice of any meeting at which amendments to the Operating Agreement, merger of the Company, or the disposition of all or substantially all of the assets of the Company are to be considered shall state such purpose. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at a meeting in person or by proxy shall constitute a waiver of notice thereof unless the Member shall provide written notice to the Company prior to the taking of any action by the Members at the meeting that the Member's attendance is not to be deemed a waiver of the requirement that notice be given or of the adequacy of any notice that may have been given to the Members.

         3.5 Quorum; Vote Required. At all meetings of Members the Members holding a majority of the outstanding LLC Shares, whether present in person or by proxy, shall constitute a quorum for the transaction of business. Action by the Members on all matters shall require the affirmative vote of Members holding a majority of the LLC Shares represented at a meeting at which a quorum is present, except that the affirmative vote of Members holding 80% of all of the LLC Shares outstanding shall be required (i) to approve the Company's engaging in any business not reasonably related to the business purpose of the Company, or (ii) to approve the Company's guaranty or collateralization of the debt of any person other than a wholly-owned subsidiary of the Company. A lesser number may adjourn a meeting from day to day, and shall announce the time and place to which the meeting is adjourned.

         3.6 Action in Lieu of Meeting. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by Members holding a majority of the outstanding LLC Shares or such greater number as would be required if the action were taken at a meeting of the Members.


                                   ARTICLE IV

                                BOARD OF MANAGERS

         4.1 Management. Subject to the terms of this Agreement, or any other lawful agreement among the Members, the full and entire management of the affairs and business of the Company shall be vested in the Board of Managers, which shall have and may exercise all of the powers that may be exercised or performed by the Company.


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         4.2      Number of Managers. The Members shall fix by resolution the precise number of members of the Board of Managers. Managers shall be elected by and serve at the pleasure of the Members. Membership on the Board of Managers is not limited to Members. A majority of the Managers shall constitute a quorum for the transaction of business. The Board of Managers shall act by the affirmative vote of a majority of the Managers.

         4.3 Meetings. The Managers shall meet annually, without notice, following the annual meeting of the Members. Special meetings of the Managers may be called at any time by the President or by a majority of the Managers, on two days' written notice to each Manager, which notice shall specify the date, time, and place of the meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. Managers may attend and participate in meetings either in person or by means of communications equipment by which all persons participating in the meeting can hear each other. Attendance at a meeting shall constitute a waiver of notice thereof.

         4.4 Action in Lieu of Meeting. Any action that may be taken at a meeting of the Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Managers.


                                    ARTICLE V

                                    OFFICERS

         5.1 General Provisions. The officers of the Company shall consist of a President and a Secretary who shall be elected by the Board of Managers, and such other officers, including a General Manager, as may be elected by the Board of Managers or appointed as provided in this Agreement. Each officer shall be elected or appointed to serve at the pleasure of the Board of Managers. Any two or more offices may be held by the same person.

         5.2 President. The President shall be the chief executive officer of the Company and shall have general and active management of the operations of the Company, subject to the directions and authority of the Board of Managers. The President shall be responsible for the administration of the Company, including general supervision of the policies of the Company and management of its financial affairs, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Company within the general powers of the office and otherwise in accordance with the direction and authority of the Board of Managers.

         5.3 Secretary. The Secretary shall keep minutes of all meetings of the Members and Managers and have charge of the minute books and seal of the Company and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Managers.


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         5.4      Assistant Officers. Assistants to the Secretary may be
appointed by the President or by the Board of Managers and shall have such duties as shall be delegated to them by the President or the Board of Managers.

         5.5 Vice Presidents. The Company may have one or more Vice Presidents, elected by the Board of Managers, who shall perform such duties as may be delegated by the President or the Board of Managers.


                                   ARTICLE VI

                                CAPITAL ACCOUNTS

         6.1 Capital Accounts. "Capital Account" means an account that shall be maintained in respect of each Member and which, as of any given date, shall be equal to the sum of the following:

                  (i) The aggregate amount of cash that has been contributed to the capital of the Company as of such date by or on behalf of such Member in payment for its LLC Shares or otherwise; plus

                  (ii) The value of any property other than cash that has been contributed to the capital of the Company as of such date by such Member in payment for its LLC Shares or otherwise, and the amount of liabilities assumed by any such Member under Regulation Section 1.752 or which are secured by any Company property distributed to such Member; plus

                  (iii) The aggregate amount of the Company's Net Profit that has been allocated to such Member as of such date pursuant to the provisions of Article VII or any items of income or gain which are specifically allocated to such Member or other positive adjustments required by the Regulations and which have not been previously taken into account in calculating Capital Accounts; minus

                  (iv) The aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to Article VII and the amount of any item of expense deduction or loss which is specially allocated to such Member; minus

                  (v) The aggregate amount of cash and the value of all other property (as of the date of distribution) that has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Regulations
         Section 1.752 or which are secured by any property contributed by such Member to the Company and other negative adjustments required by the Regulations; and

                  (vi) In the case of a Member who has acquired all or any part of his or her LLC Shares by succession or assignment from another Member, plus or minus (as the


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         case may be) an aliquot portion of the Capital Account balance or
         Capital Account Deficit of such predecessor in interest at the date of such acquisition.

         6.2 The provisions of this Article and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

                                  ARTICLE VII

                        TAX ALLOCATIONS AND DISTRIBUTIONS

         7.1      Tax Allocations of Net Profit and Net Losses.

                  (a) Except as otherwise provided the Company's Net Losses for each fiscal year for federal and state income tax purposes shall be allocated to the Members pro rata in proportion to their respective Capital Accounts. Except as otherwise provided herein, the Company's Net Profits for each fiscal year for federal and state income tax purposes shall be allocated to the Members as follows:

                           (i) First, to the Members (or their successors in interest) who have previously been allocated Net Losses, pro rata in proportion to the Net Losses previously allocated to each of them, respectively, until the cumulative amount of Net Profits so allocated equals the cumulative amount of all previously allocated Net Losses;

                           (ii) Thereafter, to the Members holding Preferred Distribution LLC Shares (pro rata in proportion to the capital contribution originally paid to the Company in respect of their respective Preferred Distribution LLC Shares), until each such Member shall have been allocated Net Profits equal to 150% of the capital contribution originally paid to the Company in respect of such Member's Preferred Distribution LLC Shares; and

                           (iii)    Thereafter as follows:

                                    (A)      49% to Members holding Preferred
                           Distribution LLC Shares, pro rata in proportion to their respective holdings of such Shares; and

                                    (B)      51% to Members holding other LLC
                           Shares, pro rata in proportion to their respective holdings of such other Shares.

                  (b) Net Losses allocated pursuant to subsection (a) hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as
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         hereof, the limitation set forth in this subsection (b) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Net Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  (c) To the extent a Member is allocated Net Losses which otherwise would have been allocated to another Member, or a result of the application of subsection (b) hereof, then the Member that was allocated additional Net Losses pursuant to subsection (b) hereof shall be allocated as quickly as possible additional Net Profit in an amount equal to such Net Losses.

         7.2 Distribution of Assets. If the Company at any time distributes any of its assets in kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share of the Net Profits or Net Losses that would have been realized by the Company had it sold its assets that were distributed at their respective fair market values immediately prior to their distribution.

         7.3 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section shall be made only if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article have been tentatively made as if this Section were not in this Agreement.

         7.4 Gross Income Allocation. In the event any Member has a deficit Capital Account balance at the end of any fiscal year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section shall be made if and only to the extent that such Member would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article have been tentatively made as if the immediately preceding Section and this Section were not in this Agreement.

         7.5      Section 704(c) Allocation.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, any gain or loss and any depreciation or other cost recovery deductions recognized by the Company for income tax purposes in any fiscal year with respect to all or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the fair market value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes in the manner so required or permitted.


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                  (b)      Any elections or other decisions relating to such
         allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of net profit, net loss, other items, or distributions pursuant to any provision of this Agreement.

         7.6 Section 754 Election. In connection with any permitted transfer of an LLC Share in the Company, the Board of Managers shall cause the Company, at the written request of the transferor, the transferee or any of the Members, on behalf of the Company and at the time and in the manner provided in Regulations Section 1.754-1(b), to make an election to adjust the basis of the Company's property in the manner provided in Sections 734(b) and 743(b) of the Code, and such transferee shall pay all costs incurred by the Company in connection therewith, including, without limitation, attorneys' and accountants' fees that are reasonable in the aggregate.

         7.7 Adjusted Capital Account Deficit. As used herein, the term "Adjusted Capital Account Deficit" means, with respect to any Member, the Member's Adjusted Capital Account Deficit shall be the deficit balance, if any, in the Member's Capital Account as of the end of the relevant fiscal year or at any time, after giving effect to the following adjustments:

                  (i) Credit to the Member's Capital Account any amount which the Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentence of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) Debit to the Member's Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
         and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         7.8 Gross Asset Value. As used herein, the term "Gross Asset Value" means, with respect to any asset, the asset's adjusted tax basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset as determined by the contributing Member and the Company;

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times: (A) the acquisition of an additional LLC Share in the Company by any new or existing Member in exchange for more than a de minimis capital



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         contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for such Member's LLC Shares in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of the asset on the date of distribution;

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent the Board of Managers determines that an adjustment pursuant to paragraph
         (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph; and

                  (v) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iii) above, the Gross Asset Value shall hereafter be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Net Profits and Net Losses.

         7.9 Net Profits and Net Losses. As used herein, the terms "Net Profits" and Net Losses" mean for each fiscal year or other period an amount equal to the Company's taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be added to such taxable income or loss;

                  (ii)     Any expenditures of the Company described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (ii) or (iii) above, the amount of such adjustment shall be taken


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         into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                  (iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) Notwithstanding any other provision of this Section, any items which are specially allocated pursuant to Sections 7.3, 7.4 or 7.5 hereof shall not be taken into account in computing Net Profits and Net Losses; and

                  (vi) The amounts of the items of Company income, gain, loss or deduction to be specially allocated pursuant to Sections 7.3,
         7.4 or 7.5 hereof shall be determined by applying rules analogous to those set forth in paragraphs (i) through (iv) above.

         7.10 Special Allocations. (a) Notwithstanding anything to the contrary in this Article:

                  (i) All Nonrecourse Deductions for each Fiscal Year shall be allocated to the Members in accordance with their relative Interests.

                  (ii) All Member Nonrecourse Deductions for each Fiscal Year shall be allocated to the Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt giving rise to such deductions, in accordance with Regulation ss.1.704-2(i)(1).

                  (iii) If there is a net decrease in Minimum Gain during a Fiscal Year, then before any other allocation is made for such Fiscal Year , the Members shall be allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in the amount and in the proportions necessary to satisfy the requirements of a "minimum gain chargeback" under Regulation ss.1.704-2(f).

                  (iv) If there is a net decrease in Member Minimum Gain during a Fiscal Year, then before any other allocation is made for such Fiscal year, the Members shall be allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in the amount and in the proportions necessary to satisfy the requirements of a "partner nonrecourse debt minimum gain chargeback" under Regulation ss.1.704-2(i)(4).

                  (v)      The allocations set forth in subsections (i) through
         (iv) above (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation ss.ss. 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Section (other than the Regulatory Allocations), the Regulatory


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         Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. (b) As used in subsection (a) above, the following terms have the following meanings:

                  (i) Member Minimum Gain means an amount determined by computing, with respect to each Member Nonrecourse Debt, the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Regulation ss. 1.704-2(i)(3).

                  (ii) Member Nonrecourse Debt means nonrecourse Company debt for which one or more Members bears an economic risk of loss, determined in accordance with Regulation ss. 1.704-2(b)(4).

                  (iii) Member Nonrecourse Deductions means, for each Fiscal Year, the Company deductions which are attributable to Member Nonrecourse Debt and are characterized as "partner nonrecourse deductions" under Regulation ss. 1.704-2(i)(2).

                  (iv) Minimum Gain means an amount determined by computing, with respect to each nonrecourse liability of the Company, the amount of gain (of whatever character), if any, that would be realized by the Company if it disposed of (in a taxable transaction) the Company property subject to such liability for no consideration other than full satisfaction of such liability, and by then aggregating the amounts so computed. Such amount shall be determined in a manner consistent with Regulation ss.1.704-2(d).


                                  ARTICLE VIII

                               CASH DISTRIBUTIONS

         8.1 Cash Flow. Subject to the provisions of Section 8.5, the Company will distribute all of its Net Cash Flow, as hereinafter defined, as follows:

         (i) First, to Members holding Preferred Distribution LLC Shares until such Members shall have received distributions equal to 150% of the initial capital contribution made in respect of such Preferred Distribution LLC shares;

         (ii) Second, thereafter to holders of Participations, as hereinafter defined, until such holders shall have received distributions equal to the aggregate stated amount of such Participations, the distributions to said holders to be made pro rata in proportion to their respective Participations; and

         (iii)    Third, thereafter as follows:

                  (A) 49% to Members holding Preferred Distribution LLC Shares, pro rata in proportion to their respective holdings of such Shares; and

                  (B) 51% to Members holding other LLC Shares, pro rata in
                      proportion to their respective holdings of such other Shares.

         8.2 Certain Definitions. As used herein, the following terms have the following meanings:

                  (i) "Net Cash Flow" means all revenues of the Company from exploitation of the Film or any other source, net after providing for payment of all expenses and for satisfaction of all loans incurred to produce and exploit the Film, other than Participations.

                  (ii) "Participations" means any so-called "points" or other deferred compensation that the Company may agree to pay to production personnel or participants in connection with production of the Film; provided, however, that Participations shall be subject to prior written approval by Members holding a majority of any Preferred Distribution LLC Shares, which approval shall not be unreasonably withheld.

         8.3 Time of Distribution. Distribution to Members shall be made quarterly and at such other intervals as the Board of Managers in its sole discretion deems advisable.

         8.4 Limitations on Distributions. No distribution shall be made to Members if prohibited by Section 14-11-407 of the Act.

         8.5 Board of Managers Determination. Notwithstanding any other provision hereof, the distribution of Cash Flow shall be subject to determination of the Board of Managers, in the exercise of its discretion, that the financial condition and financing agreements and commitments of the Company permit such distribution by the Company. In making such determination, the Board of Managers may provide for retention of a reasonable cash reserve (taking into account the anticipated future availability of other assets or revenue of the Company) in an amount that it deems necessary for completing production and exploitation of the Film and satisfying the obligations of the Company.


                                   ARTICLE IX

                             PROTECTIONS AND POWERS

         9.1 The Members do not intend to be liable for any debt, obligation or liability of the Company or for any act or omission of its Managers or agents, however arising.

         9.3 The Company shall indemnify the Members, members of the Board of Managers and officers of the Company to the maximum extent authorized by the Act.

         9.3 No Member, acting solely in his or her capacity as a Member, is an agent of the Company.


                                    ARTICLE X

                            DISSOCIATION OF A MEMBER

         10.1 Dissociation. Except as otherwise provided in this article, a Member shall cease to be a Member as of the date of the occurrence of any of the events under Section 14-11-601(a) of the Act.

         10.2 No Dissociation. Notwithstanding the Act and Section 10.1 above, a Member shall not cease to be a Member upon the occurrence of any of the events under Sections 14-11-601(a)(1), 14-11-601(a)(5), 14-11-601(a)(6),
14-11-601(a)(7) or 14-11-601(c) of the Act.

         10.3 Death or Dissolution, etc. In the event of the death or dissolution of a Member, or the occurrence of any of the events of Sections 14-11-601(a)(5), (6) or (7), the Member's successor-in-interest shall, except as may be otherwise provided by law, be deemed to be an assignee of the Member's LLC Shares and Interest but not a Member.

         10.4 No Withdrawal. No Members may by voluntary act withdraw from the Company.

         10.5 Transfer; Repurchase. A Member shall cease to be a Member of the Company upon transfer in compliance with this Agreement of all of his or her LLC Shares or upon repurchase thereof by the Company.


                                   ARTICLE XI

                           DISSOLUTION AND WINDING UP

         11.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events ("Dissolution Event"):

                  (i) The expiration of the period fixed for the duration of the Company as set out in the Articles of Organization of the Company, namely, December 31, 2025;

                  (ii) The Members agree by majority vote of the LLC Shares to dissolve the Company; or

                  (iii) The Board of Managers determines that dissolution of the Company is appropriate and so notifies the Members.

         11.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted by Section 14-11-605 of the Act. Upon dissolution the Company shall file a statement of commencement of winding up pursuant to Section 14-11-606 of the Act and publish the notice permitted by Section 14-11-608 of the Act.

         11.3     Winding Up, Liquidation and Distribution of Assets.

                  (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Board of Managers shall immediately proceed to wind up the affairs of the Company.

                  (b) If the Company is dissolved and its affairs are to be wound up, the Board of Managers shall, subject to the availability of assets of the Company for such purposes:

                           (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Board of Managers may determine to distribute any assets to the Members in kind);

                           (ii) Allocate any profit or loss resulting from such sales to the Members in accordance with Article VII;

                           (iii) Discharge all liabilities of the Company, other than liabilities to Members, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company;

                           (iv) Discharge liabilities of the Company to Members; and

                           (v) Make distributions to the Members in accordance with Section 8.2 of this Agreement. Any such distributions to the Members in respect of their Interests shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.

                  (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Member has an Adjusted Capital Account Deficit (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

                  (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                  (e) The Board of Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         11.4 Certificate of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Termination shall be executed and filed with the Secretary of State of Georgia in accordance with Section 14-11-610 of the Act.


                                   ARTICLE XII

                            DISPOSITION OF LLC SHARES

         12.1 Disposition. No Member shall have the right to assign, transfer, sell, or convey its LLC Shares in the Company or any of its rights and obligations as a Member, without the written consent of the Board of Managers.

         12.2 Securities Law Compliance. No Member shall sell, pledge or otherwise dispose of or transfer any LLC Share unless registered under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion is given by counsel satisfactory to the Company that such registration is not required.

         12.3 Dispositions not in Compliance with this Article Void. Any attempted assignment, transfer, sale or conveyance of an Interest not in compliance with this Article is null and void.


                                  ARTICLE XIII

                           TAX MATTERS REPRESENTATIVE

         13.1 The initial Tax Matter Representative, as defined in Section 6231 of the Code, shall be Steven D. Brown. A successor Tax Matter Representative may be selected by majority vote of the Members from time to time in their discretion.


                                   ARTICLE XIV

                                    AMENDMENT

         14.1 Amendment. This Agreement may be amended or modified from time to time only by vote of Members holding a majority of the LLC Shares, except that in no event shall any amendment hereto, without the unanimous consent of the Members:

                  (i) Create any individual liability of any Members to any other Members or to third parties, without express written consent of any Member to be obligated thereby, or

                  (ii) Create any obligation of any Members to the Company, including (but not by way of limitation) any obligation to pay any assessment or make any capital contribution to the Company, without express written consent of any Member to be obligated thereby; or

                  (iii) Alter or amend the voting rights of the LLC Shares or their relative participation in the net profits and net losses of the Company; or

                  (iv) Extend the date specified in the Articles of Organization of the Company for dissolution of the Company.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         15.1 Entire Agreement. This Agreement represents the entire Agreement among all the Members.

         15.2 No Partnership Intended for Non-tax Purposes. The Company is formed under the Act, and the Members expressly do not intend hereby to form a partnership under either the State Uniform Partnership Act nor the State Uniform Limited Partnership Act. The Members do not intend to be partners one to another or partners as to any third party.

         15.3 Application of Georgia Law. This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of Georgia and specifically the Act.

         15.4 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         15.5 Construction. When required by the context, whenever the singular form is used in this Agreement, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         15.6 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         15.7 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         15.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         15.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         15.10    Certification of Non-Foreign Status. In order to comply with
Section 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member's address, (ii) United States taxpayer identification number, and
(iii) that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations.

         15.11    Withholding.

                  (a) The Company shall withhold and pay over to the Internal Revenue Service or other applicable taxing authority, all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith or attributable thereto (hereinafter "Withheld Taxes") to the extent that the Board of Managers determines that such withholding and/or payment is required by the Code or any other law, rule, or regulation, including, without limitation, Sections 1441, 1442, 1445, or 1446 of the Code and Section 48-7-129 of the Official Code of Georgia. The Board of Managers shall determine in good faith to which Member such Withheld Taxes are attributable. All amounts withheld pursuant to this paragraph with respect to any allocation, payment or distribution to any Member shall be treated as amounts distributed to such Member pursuant to Article VII hereof for all purposes of this Agreement.

                  (b) If an amount payable to the Company is reduced because the Member paying that amount withholds and/or pays over to the Internal Revenue Service or other applicable taxing authority any amount as a result of the status of a Member, the Board of Managers shall make such adjustments to amounts distributed and allocated among Members as it determines to be fair and equitable. (For example, if a portion of interest income earned by the Company is withheld by the payor and paid over to the Internal Revenue Service because a particular Member is a non-U.S. Person, the Manger might include such withheld and paid over amount in computing amounts available for distribution to the Members pursuant to Article VII and rate such withheld and paid over amount as if that amount were distributed to the Member in satisfaction of whose tax liability such amount was withheld and paid over.)

         15.12 Banking. All funds of the Company shall be deposited in its name in an account or accounts of a financial institution as shall be designated from time to time by the Board of Managers. All funds of the Company shall be used solely for the business and affairs of the Company. All withdrawals from the Company bank accounts shall be made only upon checks or other instructions signed by the Board of Managers or by such other persons as the Board of Managers may designate from time to time.

         15.13 Attorney-in-fact. The Members hereby severally designate and appoint the President of the Company, as the same may be from time to time, as their agent and attorney-in-fact for the purpose of executing on their behalf and in their stead one or more amendments to this Agreement from time to time for the purpose of adding new Members to this Agreement in accordance with the terms hereof, specifying their respective ownership of LLC Shares, and identifying the consideration to be received by the Company in payment for such LLC Shares or the Member from whom the LLC Shares are being transferred.

         15.14 Authorization to Transact Business in Other States. The Board of Managers is authorized, empowered and directed to undertake any and all actions that may be necessary or appropriate to enable the Company to transact business in those states in which the Company is required to qualify to transact business.

         15.15 Determination of Matters Not Provided for in This Agreement. The Board of Managers shall decide any questions arising with respect to the Company and this Agreement which are not specifically or expressly provided for in this Agreement.

         15.16 Further Assurances. The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

         15.17 Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT, AND TO ANY PAYMENTS, ALLOCATIONS AND DISTRIBUTIONS SPECIFIED UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and affixed their seals.

                                           AMERICAN ARTISTS FILM CORPORATION


Attest:

/s/ J. Eric Van Atta                      By: /s/ Steven D. Brown
----------------------------------            ----------------------------------
         Secretary                                   Authorized Officer

                                                /s/ Steven D. Brown
                                              ----------------------------------
                                                       Steven D. Brown


                                                /s/  J. Eric Van Atta
                                              ----------------------------------
                                                       J. Eric Van Atta


                                                /s/  Glen C. Warren
                                              ----------------------------------
                                                        Glen C. Warren


                                                /s/  Ben E. Noble
                                              ----------------------------------
                                                        Ben E. Noble

                                    EXHIBIT A

                 to Amended and Restated Operating Agreement of

                                FALSE RIVER, LLC.
                           a limited liability company
                       organized under the laws of Georgia

                                                                                 Preferred
                                                                Ordinary        Distribution         Capital
  Name, address and federal tax                                LLC Shares        LLC Shares       Contribution
  identification number of initial Members                      Received          Received          by Member
  ----------------------------------------                      --------          --------          ---------
1.      American Artists Film Corporation                          51,000          19,600           $201,000
        1245 Fowler Street, N. W.
        Atlanta, GA  30318
        Tax I.D. No.: 43-1717111

2.      Glen C. Warren                                                  0           9,800           $100,000
        10 Lakeland Circle
        Jackson, MS  39216-5093
        Soc. Sec.  No.: ###-##-####


3.      Ben E. Noble                                                    0          19,600           $200,000
        P.O. Box 18769
        Atlanta, GA 31126-0769
        Soc. Sec. No.: ###-##-####

4.




                                                                   ------          ------           --------

                          Totals                                   51,000          49,000           $501,000
                                                                   ======          ======           ========